UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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GE Asset Management Incorporated

VIP Telephone Script

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

Special Meeting of Unitholders: September 15, 2014

Hi, is Mr./Mrs./Miss [UNITHOLDER’S LAST NAME] available?

IF NO – Okay, would you mind taking a message for me please? This is [STATE YOUR FIRST AND LAST NAME] and I am calling from GE Asset Management. Please have [STATE UNITHOLDER’S NAME] call me back at his/her earliest convenience. My direct telephone number is [STATE TELEPHONE NUMBER]. Thank you so much for your time. Have a great [DAY/AFTERNOON/EVENING].

IF YES – Hi, [STATE UNITHOLDER’S NAME], this is [STATE YOUR FIRST AND LAST NAME] calling from GE Asset Management on a recorded line regarding your investment in the [FUND NAME]. How are you? I don’t want to take up too much of your time; therefore, I will get right to the point. A few weeks ago, you should have received a copy of a proxy statement for the Special Meeting of Unitholders which will be held on September 15, 2014. And just last week, a reminder letter and ballot were mailed to unitholders who have not yet voted. I’m calling to ask for your vote on the proposals, which you can provide by voting your units over the telephone with me now.

IF THEY DID NOT RECEIVE PROXY MATERIALS – Help him/her obtain the materials he/she requires and provide your direct phone number so that they may call back when they receive the materials.

IF HE/SHE IS WILLING TO VOTE VIA TELEPHONE WITH YOU – Great, thank you. Are you aware of the proposals or do you need me to review them with you now?

IF AWARE – That’s great. The Funds’ Boards of Trustees have approved the proposals and are recommending a vote in favor of all proposals. Would you like to vote your units as recommended by the Boards on all proposals?

IF YES – I’ve recorded your vote as recommended by the Boards in favor of all proposals. Thank you for your time and your vote. It was nice speaking with you. Have a good [DAY/AFTERNOON/EVENING].

END CALL.

IF UNAWARE – No problem at all. We can read through the proposals together and if you have any questions, please feel free to ask. READ THROUGH THE PROPOSALS AND USE TALKING POINTS IF NECESSARY. ONCE COMPLETE – Now that I believe you are comfortable with the proposals, would you like to vote your units as recommend by the Boards on all proposals?

IF YES - I’ve recorded your vote as recommended by the Boards in favor of all proposals. Thank you for your time and your vote. It was nice speaking with you. Have a good [DAY/AFTERNOON/EVENING].

END CALL.

IF NO – Perhaps you are uncomfortable with this method of voting, in which case, I would urge you to complete, sign, date and return your proxy card at your earliest convenience, or vote your units via the Internet by following the instructions provided on your proxy card.

END CALL.

IF UNITHOLDER REFUSES TO VOTE AT ALL - As a unitholder of the Fund as of the record date, your vote is very important. If you change your mind and would like us to assist you in voting by telephone, please call me back directly at [STATE TELEPHONE NUMBER] or you may vote by completing, signing, dating and returning your proxy card, or via the Internet by following the instructions provided on your proxy card. Thank you for your time and have a good [DAY/AFTERNOON/EVENING].

END CALL.

IF AT ANY POINT, THE UNITHOLDER WOULD LIKE TO VOTE EACH PROPOSAL SEPARATELY, READ EACH PROPOSAL AND TAKE THE VOTE, ONE PROPOSAL AT A TIME. AT THE END, READ THE VOTES BACK TO THE UNITHOLDER. Thank you. I’ve recorded your votes. Thank you for your time and your votes. It was nice speaking with you. Have a good [DAY/AFTERNOON/EVENING].

END CALL.

GE Asset Management Incorporated

VIP Answering Machine Message

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

Special Meeting of Unitholders: September 15, 2014

Hello. This is [STATE YOUR FIRST AND LAST NAME] and I am calling from GE Asset Management regarding your investment in the [FUND NAME]. You should have recently received proxy materials in the mail concerning the Fund’s Special Meeting of Unitholders to be held on September 15, 2014.

If you don’t mind calling me back at your earliest convenience, I would greatly appreciate it. My direct telephone number is [STATE TELEPHONE NUMBER].

Thank you.